Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-127446, 333-74961, 333-66077, 333-18921

P R O S P E C T U S   S U P P L E M E N T
(To Prospectus Dated March 31, 1999,
Prospectus Dated November 12, 1998 and
Prospectus Dated January 9, 1997)

$450,000,000 4.875% Notes due 2010
$330,000,000 5.25% Notes due 2015

The notes due 2010 will bear interest at the rate of 4.875% per year and the notes due 2015 will bear interest at the rate of 5.25% per year. Interest on each series of notes is payable on February 15 and August 15 of each year, beginning on February 15, 2006. The notes due 2010 will mature on August 15, 2010. The notes due 2015 will mature on August 15, 2015. Tribune may redeem either series of notes in whole or in part at any time at the redemption prices set forth under “Description of the Notes—Optional Redemption.”

The notes will be unsecured and unsubordinated obligations of Tribune and will rank equally with all of its existing and future unsecured and unsubordinated indebtedness.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or any of the accompanying prospectuses is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Note due 2010	Total	Per Note due 2015	Total
Price to Public (1)	99.829%	$449,230,500	99.524%	$328,429,200
Underwriting Discounts	0.600%	$2,700,000	0.650%	$2,145,000
Proceeds to Tribune (before expenses) (1)	99.229%	$446,530,500	98.874%	$326,284,200

(1)          Plus accrued interest, if any, from August 15, 2005 if settlement occurs after that date.

The notes will not be listed on any securities exchange. The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company on or about August 15, 2005.

Joint Book-Running Managers

Banc of America Securities LLC	Citigroup	Merrill Lynch & Co.

Co-Managers

Deutsche Bank Securities	JPMorgan	Morgan Stanley

August 10, 2005

TABLE OF CONTENTS

Prospectus Supplement

Prospectuses

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in four parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part is the prospectus dated March 31, 1999, which is part of Tribune’s Registration Statement on Form S-3 (Registration No. 333-74961). The third part is the prospectus dated November 12, 1998, which is part of Tribune’s Registration Statement on Form S-3 (Registration No. 333-66077). The fourth part is the prospectus dated January 9, 1997, which is part of Tribune’s Registration Statement on Form S-3 (Registration No. 333-18921).

The notes due 2010 are being sold under this prospectus supplement and the prospectus dated November 12, 1998. The notes due 2015 are being sold under this prospectus supplement and the prospectuses dated March 31, 1999, November 12, 1998 and January 9, 1997.

This prospectus supplement may add to, update or change the information in the accompanying prospectuses. If information in this prospectus supplement is inconsistent with information in the accompanying prospectuses, this prospectus supplement will apply and will supersede that information in the accompanying prospectuses.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectuses in making your investment decision. You should also read and consider the information in the documents to which Tribune has referred you in “Where You Can Find More Information” in this prospectus supplement.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectuses and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectuses do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectuses, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in the affairs of Tribune since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectuses is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectuses and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectuses do not constitute an offer, or an invitation on behalf of Tribune or the underwriters or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “Tribune,” “the Company,” “we,” “us” and “our” refer to Tribune Company and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Tribune has made forward-looking statements in this prospectus supplement and the accompanying prospectuses, and in documents that are incorporated by reference in the accompanying prospectuses, that were based largely on its expectations at the time such statements were made. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond Tribune’s control, include: changes in advertising demand, circulation levels, audience shares, newsprint prices, cost of broadcast rights, interest rates, competition and other economic conditions; regulatory and judicial rulings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; the effect of acquisitions, investments, divestitures, derivative transactions and litigation on Tribune’s results of operations and financial condition; and Tribune’s reliance on third-party vendors for various services.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend” and similar expressions generally identify forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements which are being made, as the case may be, as of the date of this prospectus supplement, the applicable accompanying prospectus or the documents incorporated by reference in the accompanying prospectuses. Tribune undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Tribune files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that Tribune files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as Tribune, that file electronically with the SEC. In addition, you may inspect Tribune’s SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows Tribune to “incorporate by reference” into this prospectus supplement and the accompanying prospectuses the information that Tribune files with the SEC, which means that Tribune can disclose important information by referring to those documents. Any information referenced in this way is considered to be part of this prospectus supplement and the accompanying prospectuses, and all documents that Tribune files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the notes are incorporated by reference into and are deemed to be a part of this prospectus supplement from the date of filing of those documents.

The following documents, which Tribune has filed with the SEC, are incorporated by reference into this prospectus supplement:

•       Tribune’s Annual Report on Form 10-K for the year ended December 26, 2004;

•       Tribune’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 27, 2005 and June 26, 2005; and

•       Tribune’s Current Reports on Form 8-K filed with the SEC on February 11, 2005, March 3, 2005, March 15, 2005, June 30, 2005 and July 25, 2005.

You may obtain a copy of these filings, at no cost, by writing to or telephoning Tribune at the following address: Corporate Relations Department, Tribune Company, Suite 600, 435 North Michigan Avenue, Chicago, Illinois 60611, Telephone: (312) 222-3238.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

TRIBUNE COMPANY

Tribune is one of the country’s top media companies, operating businesses in publishing and broadcasting. Tribune reaches more than 80 percent of U.S. households and is the only media organization with newspapers, television stations and websites in the nation’s top three markets. In publishing, Tribune operates 11 leading daily newspapers including the Los Angeles Times, Chicago Tribune and Newsday, plus a wide range of targeted publications including Spanish-language Hoy. Tribune’s broadcasting group operates 26 television stations; Superstation WGN on national cable; Chicago’s WGN-AM; and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend its nationwide audience.

USE OF PROCEEDS

Tribune estimates that its net proceeds from the sale of the notes, after giving effect to underwriting discounts and its estimated expenses of the offering, will be $772,689,700. Tribune intends to use approximately $600 million of the net proceeds from the sale of the notes to repay outstanding amounts under its commercial paper program and the remainder for general corporate purposes. The amount outstanding under Tribune’s commercial paper program as of August 8, 2005 was approximately $600 million, at a weighted average interest rate of 3.4% per year and a weighted average term of four days.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth Tribune’s ratios of earnings to fixed charges for the periods indicated.

	First Half Ended	Year Ended
	June 26, 2005	Dec. 26, 2004	Dec. 28, 2003	Dec. 29, 2002	Dec. 30, 2001	Dec. 31, 2000
Ratio of earnings to fixed charges	8.2x	6.4x	7.4x	5.1x	2.2x	3.5x

For purposes of computing the foregoing ratios:

(1)   “earnings” means the sum of the following: (a) income from continuing operations, (b) income tax expense, (c) losses (income) on equity investments, (d) distributed income from equity investees, (e) minority interest expense, net of tax, and (f) fixed charges (including amortization of capitalized interest, but excluding capitalized interest and interest related to our guarantees of the debt of our employee stock ownership plan); and

(2)   “fixed charges” means the sum of the following: (a) interest, whether expensed or capitalized, (b) the portion of rental payments on operating leases estimated to represent an interest component and (c) for 2000 through 2003, interest related to our guarantees of the debt of our employee stock ownership plan.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the “debt securities” set forth in the accompanying prospectuses, to which reference is made. References to “Tribune” in this section are only to Tribune Company and not to its subsidiaries.

General

The 4.875% Notes due 2010 (the “2010 notes”) will mature on August 15, 2010, and the 5.25% Notes due 2015 (the “2015 notes” and, together with the 2010 notes, the “notes”) will mature on August 15, 2015. The notes will be issued in book-entry form only in denominations of $1,000 and multiples of $1,000. Interest on the notes will accrue from August 15, 2005 at the respective rates per annum shown on the cover of this prospectus supplement and will be payable semi-annually on February 15 and August 15, commencing February 15, 2006, to the persons in whose names the notes are registered at the close of business on the preceding February 1 or August 1, as the case may be. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The notes will be issued under an indenture dated as of January 1, 1997, as may be supplemented from time to time, between Tribune and Citibank, N.A. (the “Trustee”), as successor trustee to The Bank of New York (which was successor trustee to Bank of Montreal Trust Company). Each of the 2010 notes and the 2015 notes will be a series of Tribune’s “debt securities” (as that term is used in the accompanying prospectuses), will be unsecured and unsubordinated obligations of Tribune and will rank on a parity with its other unsecured and unsubordinated indebtedness (as indebtedness of Tribune, the notes will be effectively subordinated to all indebtedness and liabilities of Tribune’s subsidiaries). For a description of the rights attaching to Tribune’s debt securities (including the notes) under the indenture, see “Description of Debt Securities” in the accompanying prospectuses.

Issuance of Additional Notes

Tribune may, without the consent of the holders, increase the principal amount of either series of notes by issuing additional notes of such series in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes of such series offered hereby. The notes of either series offered by this prospectus supplement and any additional notes of such series would rank equally and ratably and would be treated as a single series for all purposes under the indenture.

Optional Redemption

The notes will be redeemable, in whole at any time or in part from time to time, at Tribune’s option at a redemption price equal to the greater of:

(i) 100% of the principal amount of the notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 15 basis points with respect to the 2010 notes and 20 basis points with respect to the 2015 notes, plus, in each case, accrued interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by Tribune.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC, Citigroup Global Markets Inc. or Merrill Lynch & Co. (or their respective affiliates that are Prime Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Tribune will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by Tribune.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless Tribune defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by The Depository Trust Company, in the case of notes represented by a global security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

No Sinking Fund

The notes will not be entitled to any sinking fund.

Defeasance

The notes are subject to defeasance under the conditions set forth in the indenture and described under “Description of Debt Securities—Defeasance” in the accompanying prospectuses.

Book-Entry System

The notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and registered in the name of Cede & Co., as nominee of DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole by the depositary for such global note to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Purchases of the notes within the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner of the notes will be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Tribune will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not the responsibility of Tribune or DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. is the responsibility of Tribune. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as provided herein, a beneficial owner of an interest in a global note will not be entitled to receive physical delivery of the notes. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

As long as the depositary, or its nominee, is the registered holder of a global note, the depositary or such nominee will be considered the sole owner and holder of the notes represented thereby for all purposes under the notes and the indenture. Except in the limited circumstances referred to below, owners of beneficial interests in a global note will not be entitled to have such global note or any notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in exchange for the global note and will not be considered to be the owners or holders of such global note or any notes represented thereby for any purpose under the notes or the indenture. Accordingly, each person owning a beneficial interest in such global note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

If the depositary for a global note representing notes is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Tribune within 90 days, Tribune will issue notes in definitive form in exchange for such global note. In addition, Tribune may at any time and in its sole discretion determine not to have either series of the notes represented by one or more global notes and, in such event, Tribune will issue the notes of such series in definitive form in exchange for all of the global notes representing the notes of such series. Finally, if an event of default, or an event which with the giving of notice or lapse of time or both would constitute an event of default, with respect to either series of the notes represented by a global note has occurred and is continuing, then we will issue notes of such series in definitive form in exchange for all of the global notes representing the notes of such series.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

UNDERWRITING

Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and Tribune has agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

	Principal Amount	Principal Amount
Underwriter	of 2010 Notes	of 2015 Notes
Banc of America Securities LLC	$105,000,000	$77,000,000
Citigroup Global Markets Inc.	105,000,000	77,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	105,000,000	77,000,000
Deutsche Bank Securities Inc.	45,000,000	33,000,000
J.P. Morgan Securities Inc.	45,000,000	33,000,000
Morgan Stanley & Co. Incorporated	45,000,000	33,000,000
Total	$450,000,000	$330,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering prices less a concession not to exceed 0.350% of the principal amount of the 2010 notes and 0.400% of the 2015 notes. The underwriters may allow, and dealers may reallow a concession not to exceed 0.250% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering prices and concessions.

The following table shows the underwriting discounts and commissions that Tribune is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Tribune
Per 2010 note	0.600%
Per 2015 note	0.650%

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Certain of the underwriters will make each series of the notes available for distribution on the Internet through a proprietary website and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation is providing the system as a conduit for communications for such underwriters and their customers and is not a party to any transactions. MarketAxess Corporation, a registered broker-dealer, will receive compensation from such underwriters based on transactions they conduct through the system. Such underwriters will make each series of the notes available to their customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

Tribune estimates that its total expenses for this offering will be $125,000, excluding underwriters’ discounts and commissions.

The underwriters have performed investment banking and advisory services for Tribune from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for Tribune in the ordinary course of their business.

Tribune has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the notes offered pursuant to this prospectus supplement will be passed upon for Tribune by Sidley Austin Brown & Wood LLP, Chicago, Illinois, and for the underwriters by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Mayer, Brown, Rowe & Maw LLP from time to time has represented Tribune on various matters and may in the future continue to do so.

Prospectus

Tribune Company

Debt Securities and
Warrants to Purchase Debt Securities

By this prospectus, we may offer in one or more separate offerings up to $1,500,000,000 of our debt securities and warrants to purchase debt securities. The debt securities may be issued in one or more series, will be unsecured and will be either senior or subordinated obligations of Tribune. We will determine the terms for the debt securities and warrants at the time of sale. We will provide the specific terms of the debt securities and warrants in one or more supplements to this prospectus. You should read this prospectus and the applicable supplements carefully before you invest.

Our executive offices are located at 435 North Michigan Avenue, Chicago, Illinois 60611, and our telephone number is (312) 222-9100.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the debt securities and warrants in any of the following ways:

•       directly to purchasers;

•       through agents;

•       through dealers; or

•  through one or more underwriters or a syndicate of underwriters in an underwritten offering.

Additional information on our plan of distribution can be found inside under “Plan of Distribution.” We will further describe the plan of distribution for any debt securities and warrants in the applicable prospectus supplements.

The date of this prospectus is March 31, 1999.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-74961) that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may offer the debt securities and warrants described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $1,500,000,000. In this prospectus, we refer to the debt securities and the warrants collectively as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the debt securities being offered and, in the case of warrants, will describe the debt securities issuable upon exercise of the warrants and the offering price, if any, exercise price, duration or any other terms of the warrants. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under “Where You Can Find More Information.”

ABOUT TRIBUNE

Tribune Company is a media company. Through our subsidiaries, we are engaged in the publishing of newspapers, books, educational materials and information in print and digital formats and the broadcasting, production and syndication of information and entertainment principally in metropolitan areas in the United States. We were founded in 1847 and incorporated in Illinois in 1861. As a result of a corporate restructuring in 1968, we became a holding company incorporated in Delaware.

USE OF PROCEEDS

We expect to add substantially all of the net proceeds from the sale of the securities to our general funds to be used for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short- term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Fiscal Year Ended December
	1998	1997	1996	1995	1994
Ratio of earnings to fixed charges	7.2	6.9	7.1	8.7	8.2

For purposes of computing the foregoing ratios:

(1)   “earnings” consist of income from continuing operations plus income tax expense and losses on equity investments plus fixed charges (including amortization of capitalized interest but excluding capitalized interest and interest related to our guarantees of the debt of our employee stock ownership plan); and

(2)   “fixed charges” consist of interest, whether expensed or capitalized, the portion of rental payments on operating leases estimated to represent an interest component and interest related to our guarantees of the debt of our employee stock ownership plan.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered in this prospectus will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under our existing Indenture dated as of January 1, 1997 between Tribune and Bank of Montreal Trust Company, which we refer to as the senior indenture. We will issue the subordinated debt securities under an indenture to be entered into between Tribune and Bank of Montreal Trust Company, which we refer to as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures and Bank of Montreal Trust Company as the trustee. The senior indenture and a form of the subordinated indenture are each filed as an exhibit to the registration statement, which includes this prospectus.

The provisions of the indentures that bear the same section numbers are substantially identical in substance, except that:

•       Article X of the senior indenture includes covenants of Tribune which are not included in the subordinated indenture; and

•       Article XIV of the subordinated indenture provides for the subordination of the subordinated debt securities, and has no counterpart in the senior indenture.

We describe the additional covenants in the senior indenture under “Certain Covenants of Tribune Under the Senior Indenture” and the subordination provisions in the subordinated indenture under “Subordination Under the Subordinated Indenture.”

The following is a brief summary of the debt securities and the indentures which does not purport to be complete and is subject to and qualified in its entirety by reference to the indentures. Wherever we refer to particular provisions of the indentures, those provisions are incorporated by reference as a part of the statements made in this prospectus and those statements are qualified in their entirety by that reference. References in italics are to section numbers in both of the indentures, unless otherwise noted.

General

The indentures do not limit the amount of debt securities which we may issue under them. In addition, the indentures provide that the debt securities may be issued from time to time in series and will be our unsecured obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior and be subordinate to all of our senior indebtedness as we describe under “Subordination Under the Subordinated Indenture.”

Any prospectus supplement may contain a description of the following terms of the debt securities:

•       the title of the debt securities;

•       whether the debt securities constitute senior debt securities or subordinated debt securities;

•       the specific indenture under which the debt securities are issued;

•       the limit, if any, upon the aggregate principal amount of the debt securities;

•       the formula, if any, by which the principal amount of debt securities outstanding may be determined from time to time;

•       the dates on which or periods during which the debt securities may be issued and the date or dates on which the principal of (and premium, if any, on) those debt securities will be payable;

•       the rate or rates, if any, or the method of determining the rate or rates, at which the debt securities will bear interest, if any; the date or dates from which interest will accrue; the dates on which interest will be payable; and the regular record dates for the payment of interest;

•       the terms and conditions under which we may be obligated to redeem, repay, convert, exchange or purchase the debt securities under any sinking fund or analogous provisions or otherwise or at the option of a holder;

•       the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

•       if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•       whether the debt securities are to be issued at less than the principal amount of those debt securities and the amount of discount with which those debt securities will be issued;

•       provisions, if any, for the defeasance of the debt securities;

•       if denominated in a currency other than United States dollars, the currency or composite currency in which the debt securities are to be denominated, or in which payments of the principal, premium, if any, and interest will be made and the circumstances, if any, when the currency of payment may be changed;

•       if we or a holder have the right to elect that the payments of the principal, premium, if any, or interest are to be made in a currency or composite currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made and how the exchange rate between the currency or composite currency in which those debt securities are denominated or stated to be payable and the currency in which those debt securities are elected to be paid pursuant to that election will be determined;

•       if the payments of principal, premium, if any, or interest may be determined with reference to one or more securities issued by Tribune or another company, any currency or other index, how those amounts shall be determined;

•       the right, if any, to extend the interest payment periods and the duration of those extensions;

•       whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for those global securities;

•       any additional events of default or covenants relating solely to the debt securities or any events of default or covenants generally applicable to debt securities which are not to apply to the particular series of debt securities; and

•       any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, neither indenture will afford the holder of any series of debt securities the right to tender those debt securities to us for repurchase or exchange, or provide for any increase in the rate or rates of interest per annum at which those debt securities will bear interest, in the event that we should become involved in a highly leveraged transaction.

The debt securities may be issued under the indentures bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. We will describe, in the applicable prospectus supplement, any federal income tax consequences and other special considerations applicable to any such discounted debt securities or to other debt securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes.

Our subsidiaries hold a substantial portion of our assets. Our right and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. There is no restriction in the indentures against our subsidiaries incurring unsecured indebtedness.

Unless otherwise described in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.02) In addition, all or a portion of the debt securities of any series may be issued in permanent registered global form which will be exchangeable for definitive debt securities only under certain conditions. (Section 2.03) The applicable prospectus supplement may indicate the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the debt securities. We may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with those transactions. (Section 3.05)

Global Securities

The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in the applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for that debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of any of those global securities may exchange their interests for definitive debt securities of that series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on those global debt securities and the specific terms of the depositary arrangement with respect to those global debt securities.

Certain Covenants of Tribune Under the Senior Indenture

In our description of these covenants we use capitalized terms for which we provide definitions at the end of this section.

Limitation on Indebtedness Secured by a Mortgage.   The senior indenture provides that neither we nor any Restricted Subsidiary will become liable for any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance, which we refer to collectively as Mortgages, on any of our assets or those of a Restricted Subsidiary unless we secure or cause that Restricted Subsidiary to secure the senior debt securities equally with, or prior to, that secured Indebtedness. This restriction will not apply to Indebtedness secured by:

•       Mortgages on the property of any corporation, which Mortgages existed at the time that corporation became a Restricted Subsidiary;

•       Mortgages in favor of us or a Restricted Subsidiary;

•       Mortgages on our property or that of a Restricted Subsidiary in favor of any governmental entity or political subdivision in the U.S. or any other country to secure payment under any contract or statute or to secure any indebtedness used to fund the purchase or cost of construction or improvement of the property subject to those Mortgages;

•       Mortgages on any property subsequently acquired by us or any Restricted Subsidiary, contemporaneously with that acquisition or within 120 days after that acquisition, to secure or provide for the payment of any part of the purchase price of that property, or Mortgages assumed by us or any Restricted Subsidiary upon any property subsequently acquired by us or any Restricted Subsidiary which were existing at the time of that acquisition, provided that the amount of any Indebtedness secured by any Mortgage does not exceed the cost of the property covered by that Mortgage;

•       Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing bullet point paragraphs; and

•       any other Mortgage, other than Mortgages referred to above, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this bullet point paragraph and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (with certain exceptions) does not exceed 10% of Consolidated Net Tangible Assets. (senior indenture, Section 10.07)

Limitation on Sale and Lease-Back Transactions.   The senior indenture provides that neither we nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either:

•       we or that Subsidiary would be entitled, under the covenant described under “Limitation on Indebtedness Secured by a Mortgage,” to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of that Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally securing the senior debt securities; or

•       we, within four months after the effective date of that transaction, apply an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of that Sale and Lease-Back Transaction, to the voluntary retirement of the senior debt securities or our other unsubordinated Indebtedness. (senior indenture, Section 10.08)

Certain Definitions.

“Consolidated Net Tangible Assets” is defined in the senior indenture to mean total consolidated assets of us and our Consolidated Subsidiaries, less:

•       current liabilities of us and our Consolidated Subsidiaries;

•       contracts payable for broadcast rights;

•       the net book amount of all intangible assets of us and our Consolidated Subsidiaries;

•       appropriate amounts to account for minority interests of other persons holding stock in Subsidiaries; and

•       investments in Subsidiaries (other than Restricted Subsidiaries) aggregating in excess of 10% of the Net Worth of us and our Consolidated Subsidiaries. (senior indenture, Section 10.07)

“Consolidated Subsidiary” is defined in the senior indenture to mean a Subsidiary the accounts of which are consolidated with our accounts for public financial reporting purposes. (senior indenture, Section 1.01)

“Indebtedness” is defined in the senior indenture to mean:

•       long-term liabilities representing borrowed money and purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights);

•       indebtedness secured by any mortgage, pledge or lien existing on property owned subject to that mortgage, pledge or lien, whether or not that secured indebtedness has been assumed; and

•       contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing bullet point paragraphs, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (senior indenture, Section 10.07)

“Net Worth” is defined in the senior indenture to mean the aggregate amount of stockholders’ investment as determined in accordance with generally accepted accounting principles. (senior indenture, Section 10.07)

“Principal Property” is defined in the senior indenture to mean any manufacturing or printing plant, warehouse, office building, power plant or transmission facility owned by us or any Subsidiary or any property or right owned by or granted to us or any Subsidiary and used or held for use in the newspaper, newsprint, radio or television business conducted by us or any Subsidiary, except for any such property or right which, in the opinion of our board of directors, is not material to the total business conducted by us and our Subsidiaries considered as one enterprise. (senior indenture, Section 1.01)

“Restricted Subsidiary” is defined in the senior indenture to mean each of our Subsidiaries as of the date of the senior indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of our board of directors before, or within 120 days following, that creation or acquisition. (senior indenture, Section 10.07)

A “Sale and Lease-Back Transaction” is defined in the senior indenture as the leasing by us or a Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by us or any such Subsidiary to any party (other than us or a Subsidiary) to which funds have been or will be advanced by that party on the security of the leased property. (senior indenture, Section 10.08)

“Subsidiary” is defined in the indentures to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries or by us and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency. (Section 1.01)

“Value” is defined in the senior indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

•       the net proceeds of the sale or transfer of the property leased pursuant to that Sale and Lease-Back Transaction; or

•       the fair value in the opinion of our board of directors of that property at the time we entered into that Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (senior indenture, Section 10.08)

Consolidation, Merger and Sale of Assets

Each indenture provides that we may not consolidate with or merge into any other corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any other party, unless, among other things:

•       the corporation formed by that consolidation or into which we are merged or the party which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is organized and existing under the laws of the United States, any State or the District of Columbia and expressly assumes our obligations on the debt securities and under each indenture by means of an indenture supplemental to each indenture; and

•       immediately after giving effect to that transaction no Event of Default (as we define it below), and no event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing. (Section 8.01)

Events of Default, Waiver and Notice

With respect to the debt securities of any series an “Event of Default” is defined in each indenture as being:

•       default for 30 days in payment of any interest upon the debt securities of that series and, with respect to any series of subordinated debt securities, that payment has not been extended or deferred;

•       default in payment of the principal of or premium, if any, on the debt securities of that series when due either at maturity or upon acceleration, redemption or otherwise;

•       our default in the performance of any other of the covenants or warranties in the applicable indenture which shall not have been remedied for a period of 60 days after notice of default; and

•       certain events of bankruptcy, insolvency or reorganization of us or any Significant Subsidiary. (Section 5.01).

“Significant Subsidiary” is defined in the indentures to mean any Subsidiary:

•       which, as of the close of our fiscal year immediately preceding the date of determination, contributed more than 7% of our and our Subsidiaries’ consolidated gross operating revenues; or

•       the Net Worth of which (determined in a manner consistent with the manner of determining our and our Subsidiaries’ consolidated Net Worth) as of the close of the immediately preceding fiscal year exceeded 7% of our and our Subsidiaries’ consolidated Net Worth. (Section 5.01)

Within 90 days after the occurrence of any default under the applicable indenture with respect to the debt securities of any series, the trustee is required to notify the holders of debt securities of that series of any default (except in payment of principal of or premium, if any, or interest on any debt securities), unless the board of directors, the executive committee or a trust committee of directors or officers of the trustee in good faith considers it in the interest of the holders of debt securities of that series not to do so. (Section 6.02)

Each indenture provides that if an Event of Default with respect to debt securities of any series has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the entire principal and accrued interest of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree for the payment of money based on that acceleration has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past defaults under the applicable indenture with respect to the debt securities of that series, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the debt securities of that series or covenants that may not be modified or amended without the consent of the holders of all outstanding debt securities of each series affected. (Sections 5.02 and 5.13)

We will be required to furnish annually to the trustee under each indenture a statement as to our performance of our covenants and agreements under that indenture. (senior indenture, Section 10.09 subordinated indenture, Section 10.07)

Subject to certain conditions set forth in the applicable indenture, the holders of a majority in principal amount of the then outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under that indenture with regard to that series. No holder of any debt securities of any series will have any right to institute any proceedings, judicial or otherwise, with respect to that indenture or any remedy under that indenture unless, among other things, the holder or holders of debt securities have offered to the trustee reasonable indemnity against costs, expenses and liabilities relating to those proceedings. (Sections 5.12 and 5.07)

Modification of the Indentures

With respect to the debt securities, we and the applicable trustee may modify or amend each indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities affected by that modification or amendment. However, no such modification or amendment may, without the consent of the holders of all then outstanding debt securities affected by that modification or amendment:

•       change the due date of the principal of, or any installment of principal of or interest on, any debt security;

•       reduce the principal amount of, or rate of interest on, or any premium payable on redemption of any debt security;

•       reduce the principal amount of any debt security payable upon acceleration of the maturity of that debt security;

•       change the place or the currency of payment of principal of, or any premium or interest on, any debt security;

•       impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the due date of that debt security (or, in the case of redemption, on or after the redemption date of that debt security);

•       reduce the percentage in principal amount of any debt securities of any series then outstanding that is required to modify or amend that indenture or to waive compliance with certain provisions of that indenture or to waive certain defaults; or

•       modify certain provisions of that indenture regarding the amendment or modification of, or waiver with respect to, any provision of the indenture or the debt securities. (Section 9.02)

Subordination Under the Subordinated Indenture

In our description of the subordination of the subordinated debt securities we use capitalized terms for which we provide definitions at the end of this section.

The subordinated debt securities issued under the subordinated indenture will be unsecured and junior in right of payment to all Senior Indebtedness. This means that no payment on the subordinated debt securities may be made if:

•       any Senior Indebtedness is not paid when due, any applicable grace period with respect to any such payment default has ended and that default has not been cured or waived or ceased to exist; or

•       the maturity of any Senior Indebtedness has been accelerated because of a default and that acceleration has not been rescinded.

On any distribution of assets of Tribune to creditors upon any dissolution, winding-up or liquidation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization or other proceedings, all principal of, premium, if any, interest and any other amounts due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. Upon payment in full of the Senior Indebtedness, the holders of the subordinated debt securities will assume rights similar to the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full. The subordinated debt securities will rank at least equal with all other subordinated debt securities issued by Tribune.

“Senior Indebtedness” in the subordinated indenture means:

•       principal, premium, if any, and interest Tribune owes on and other amounts due in connection with:

•        indebtedness for money borrowed by Tribune; or

•        indebtedness evidenced by notes, bonds, debentures or similar evidences of indebtedness issued by Tribune;

•       all capital lease obligations of Tribune;

•       all indebtedness of Tribune for the deferred purchase price of property or services (other than on normal trade terms); and

•       all obligations of the type referred to above of other persons for the payment of which Tribune is responsible or liable as obligor or guarantor. (subordinated indenture, Section 14.01)

Senior Indebtedness does not include:

•       any indebtedness that is by its terms junior to or equal with the subordinated debt securities;

•       any series of subordinated debt securities under the subordinated indenture;

•       trade accounts payable arising in the ordinary course of business; and

•       indebtedness of Tribune to any subsidiary of Tribune. (subordinated indenture, Section 14.01)

The subordinated indenture does not limit the ability of Tribune and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities.

Defeasance

If provision is made pursuant to Section 3.01 of the applicable indenture for the defeasance of a series of debt securities, and if that series is payable only in United States dollars (unless otherwise specifically provided), we, at our option, with regard to that series of debt securities:

•       will be discharged from any and all obligations in respect of those debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust); or

•       will not be subject to, among other things, the provisions of the indentures described above under “Consolidation, Merger and Sale of Assets,” and the provisions of the senior indenture described above under “Limitation on Indebtedness Secured by a Mortgage,” and “Limitation on Sale and Lease-Back Transactions,”

if we deposit with the trustee money or U.S. Government Obligations which will provide sufficient funds to pay all the principal of, and interest on, the debt securities of that series on the dates those payments are due. To exercise any such option, we are required to deliver to the trustee:

•       an opinion of a nationally recognized tax counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option and would cause the holders of the debt securities of that series to be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if we had not exercised that option, and, if we are being discharged from any and all obligations in respect of those debt securities (other than as specified above), accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

•       if the debt securities of that series are then listed on the New York Stock Exchange, an opinion of counsel to the effect that the debt securities of that series would not be delisted from the exchange as a result of the exercise of that option. (Sections 13.01 and 13.02)

The Trustee

Bank of Montreal Trust Company, a wholly-owned subsidiary of Harris Trust and Savings Bank, will be the trustee under the indentures. The trustee is a depository for our funds and performs other services for us and transacts other banking business with us in the normal course of business. Bank of Montreal, an affiliate of the trustee, is a commercial lender under our credit facilities.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which those general provisions may apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

General

We may offer warrants together with any series of debt securities offered by a prospectus supplement. Any warrants so offered will be attached to those debt securities and will entitle the holder of the warrants to purchase additional debt securities having the same terms and interest rate as the offered debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for the warrants, which we refer to as the warrant certificates, of that series, and the warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificates, is filed as an exhibit to the registration statement. The following summary of certain provisions of the forms of warrant agreement and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates.

The prospectus supplement relating to a particular series of warrants, if any, may contain the terms of those warrants, including, where applicable:

•       the offering price;

•       the currency or currencies in which those warrants are being offered;

•       the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of debt securities purchasable upon exercise of those warrants;

•       the designation and terms of the series of debt securities with which those warrants are being offered and the number of those warrants being offered with each such debt security;

•       the date on and after which those warrants and the related series of debt securities will be transferable separately;

•       the principal amount of the debt securities purchasable upon exercise of each such warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon that exercise;

•       the date on which the right to exercise those warrants shall commence and the date on which that right shall expire; and

•       any other terms of those warrants not inconsistent with the applicable warrant agreement.

Warrants of any series will be exchangeable into warrants of the same series representing in the aggregate the number of warrants surrendered for exchange. Warrant certificates may be presented for exchange or transfer at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants). Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the series of debt securities purchasable upon that exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon that exercise, or to enforce any of the covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase that principal amount of the related series of debt securities at that exercise price as shall in each case be set forth in, or calculable as set forth in, the prospectus supplement relating to that warrant. Warrants of a series may be exercised at the corporate trust office of the warrant agent for that series (or any other office indicated in the prospectus supplement relating to that series) at any time on or after the exercise date indicated in the prospectus supplement relating to those warrants and prior to 5:00 P.M., Chicago time (unless otherwise indicated in that prospectus supplement), on the expiration date set forth in that prospectus supplement. After the close of business on the expiration date relating to that series of warrants, unexercised warrants of that series will be void.

Warrants of a series may be exercised by delivery to the appropriate warrant agent for payment, as provided in the prospectus supplement relating to that series of warrants, of the consideration required to purchase the principal amount of the series of debt securities purchasable upon that exercise, together with certain information as set forth on the reverse side of the warrant certificate evidencing those warrants. Those warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the warrant certificate evidencing those warrants within five business days. Upon receipt of payment and a properly completed and duly executed warrant certificate, at the corporate trust office of the appropriate warrant agent (or any other office indicated in the prospectus supplement relating to that series of warrants), we will, as soon as practicable, issue and deliver the principal amount of the series of debt securities purchasable upon that exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued and delivered for the remaining amounts of warrants.

PLAN OF DISTRIBUTION

We may sell the securities in any of four ways:

•       directly to purchasers;

•       through agents;

•       through dealers; or

•       through one or more underwriters or a syndicate of underwriters in an underwritten offering.

With respect to each series of securities, the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of those securities and the proceeds to us from that sale, any underwriting discounts, selling commissions and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the securities of that series may be listed, will be set forth in, or may be calculated from the information set forth in, the related prospectus supplement. Underwriters named in the prospectus supplement are deemed to be underwriters only in connection with the securities offered by that prospectus supplement.

If we sell securities through underwriters, the underwriters will acquire the securities for their own account. The securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities offered by the prospectus supplement if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell the securities directly or through agents (which may also act as principals) which we may designate from time to time. Any agent involved in the offer or sale of the securities with regard to which this prospectus is delivered will be named, and any commissions we may pay to that agent will be set forth in, or may be calculated from the information set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales we may directly make, no commission will be payable.

If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Those contracts will be subject to the conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of those contracts.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make with respect to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

In the event that the securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the securities of that series, but will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance that any broker-dealer will make a market in the securities or as to the liquidity of the trading market for the securities. The prospectus supplement with respect to the securities of any series will state, if known, whether or not any broker-dealer intends to make a market in those securities. If no such determination has been made, the prospectus supplement will so state.

LEGAL MATTERS

Certain legal matters relating to the securities will be passed upon for us by Sidley & Austin, Chicago, Illinois, and for the underwriters and agents, if any, by Mayer, Brown & Platt, Chicago, Illinois.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 27, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or a prospectus supplement or by information that we file subsequently with the SEC that is incorporated by reference into this prospectus. We are incorporating by reference the following document that we have filed with the SEC and our future filings of annual, quarterly and current reports and proxy statements with the SEC until our offering of the securities is completed:

•       Annual Report on Form 10-K for the year ended December 27, 1998.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Relations Department
Tribune Company
Suite 600
435 North Michigan Avenue
Chicago, Illinois 60611
Telephone (312) 222-3238.

You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement, and in any pricing supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any pricing supplement is accurate as of any date other than the date on the cover of the document. We are not making an offer of the securities in any state in which the offer or sale is not permitted.

PROSPECTUS

TRIBUNE COMPANY

DEBT SECURITIES AND
WARRANTS TO PURCHASE DEBT SECURITIES

By this prospectus, we may offer in one or more discrete offerings up to $500,000,000 of our Debt Securities and Warrants to purchase Debt Securities. The Debt Securities may be issued in one or more series and will be unsecured. We will determine the terms for the Debt Securities and Warrants at the time of sale. We will provide the specific terms of the Debt Securities and Warrants in one or more supplements to this prospectus. You should read this prospectus and the applicable supplements carefully before you invest.

Our executive offices are located at 435 North Michigan Avenue, Chicago, Illinois 60611, and our telephone number is (312) 222-9100.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the Debt Securities and Warrants in any of the following ways:

•       directly to purchasers;

•       through agents;

•       through dealers; or

•       through one or more underwriters or a syndicate of underwriters in an underwritten offering.

Additional information on our plan of distribution can be found inside under “Plan of Distribution.” We will describe the plan of distribution for any Debt Securities and Warrants in the applicable prospectus supplements.

The date of this Prospectus is November 12, 1998.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-66077) that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer the Debt Securities and Warrants described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $500,000,000. The Debt Securities and the Warrants are collectively called the “Securities.” This prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the Debt Securities being offered and, in the case of Warrants, will describe the Debt Securities issuable upon exercise of the Warrants and the offering price, if any, exercise price, duration or any other terms of the Warrants. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or a prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference the following documents that we have filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering of the Securities is completed:

•       Annual Report on Form 10-K for the year ended December 28, 1997 (as amended by the amended Annual Report on Form 10-K/A dated June 24, 1998);

•       Quarterly Reports on Form 10-Q for the quarters ended March 29, 1998 and June 28, 1998; and

•       Current Reports on Form 8-K dated July 30, 1998 and August 24, 1998.

This prospectus is part of a registration statement we have filed with the SEC relating to the Securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our Securities. The registration statement, exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Relations Department
Tribune Company
Suite 600
435 North Michigan Avenue
Chicago, Illinois 60611
Telephone (312) 222-3238.

You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement, and in any pricing supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any pricing supplement is accurate as of any date other than the date on the cover of the document. We are not making an offer of the Securities in any state in which the offer or sale is not permitted.

THE COMPANY

Tribune Company is a media company. Through our subsidiaries, we are engaged in the publishing of newspapers, books, educational materials and information in print and digital formats and the broadcasting, production and syndication of information and entertainment principally in metropolitan areas in the United States. We were founded in 1847 and incorporated in Illinois in 1861. As a result of a corporate restructuring in 1968, we became a holding company incorporated in Delaware.

USE OF PROCEEDS

We expect to add substantially all of the net proceeds from the sale of the Securities to our general funds to be used for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for each of the periods indicated are as follows:

	FIRST HALF ENDED JUNE		FISCAL YEAR ENDED DECEMBER
	1998	1997	1997	1996	1995	1994	1993
Ratio of earnings to fixed charges	8.0	6.6	6.9	7.1	8.7	8.2	6.4

For purposes of computing the foregoing ratios: (i) “earnings” consist of income from continuing operations plus income tax expense and losses on equity investments plus fixed charges (including amortization of capitalized interest but excluding capitalized interest and interest related to our guarantees of the debt of our employee stock ownership plan); and (ii) “fixed charges” consist of interest, whether expensed or capitalized, the portion of rental payments on operating leases estimated to represent an interest component and interest related to our guarantees of the debt of our employee stock ownership plan.

DESCRIPTION OF DEBT SECURITIES

GENERAL

The Debt Securities will be issued under an Indenture dated as of January 1, 1997 between the Company and Bank of Montreal Trust Company (the “Trustee”). The following brief summary of the Indenture and the Debt Securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the registration statement. Wherever we refer to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made in this document and such statements are qualified in their entirety by such reference. References in italics are to section numbers of the Indenture.

The Indenture does not limit the amount of Debt Securities which we may issue under the Indenture. It provides that Debt Securities may be issued from time to time in series. The Debt Securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The Prospectus Supplement may contain a description of the following terms of the Debt Securities:

•       the title of the Debt Securities;

•       the limit, if any, upon the aggregate principal amount of the Debt Securities;

•       the dates on which or periods during which the Debt Securities may be issued and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable;

•       the rate or rates, if any, or the method of determining the rate or rates, at which the Debt Securities will bear interest, if any; the date or dates from which interest will accrue; the dates on which such interest will be payable; and the regular record dates for the payment of interest;

•       the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•       the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

•       if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the Debt Securities will be issuable;

•       whether the Debt Securities are to be issued at less than the principal amount thereof and the amount of discount with which such Debt Securities will be issued;

•       provisions, if any, for the defeasance of the Debt Securities;

•       if denominated in a currency other than United States dollars, the currency or composite currency in which the Debt Securities are to be denominated, or in which payments of the principal, premium, if any, and interest will be made and the circumstances, if any, when such currency of payment may be changed;

•       if we or a holder have the right to elect that the payments of the principal, premium, if any, or interest are to be made in a currency or composite currency other than that in which the Debt Securities are denominated or stated to be payable, the terms and conditions upon which such election may be made and how the exchange rate between the currency or composite currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are elected to be paid pursuant to such election will be determined;

•       if the payments of principal, premium, if any, or interest may be determined with reference to a currency or other index, how such amounts shall be determined;

•       whether the Debt Securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for such global securities;

•       any additional events of default or covenants relating solely to the Debt Securities or any events of default or covenants generally applicable to Debt Securities which are not to apply to the particular series of Debt Securities; and

•       any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.01)

Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holder of any series of Debt Securities the right to tender such Debt Securities to us for repurchase, or provide for any increase in the rate or rates of interest per annum at which such Debt Securities will bear interest, in the event that we should become involved in a highly leveraged transaction.

The Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. We will describe, in the applicable Prospectus Supplement, any federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes.

Our subsidiaries hold a substantial portion of our assets. Our right and the rights of our creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. There is no restriction in the Indenture against our subsidiaries incurring unsecured indebtedness.

Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.02) In addition, all or a portion of the Debt Securities of any series may be issued in permanent registered global form which will be exchangeable for definitive Debt Securities only under certain conditions. (Section 2.03) The applicable Prospectus Supplement may indicate the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transactions. (Section 3.05)

GLOBAL SECURITIES

The Debt Securities of a particular series may be issued in the form of one or more global securities which will be deposited with a depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 2.03) The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such global security to the accounts of such persons having accounts with such depositary (“participants”) as shall be designated by the underwriters or agents participating in the distribution of such Debt Securities or by us if we directly offer and sell such Debt Securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have Debt Securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders of the global security under the Indenture.

Principal, premium, if any, and interest payments on a global security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such global security. Neither we, the Trustee nor any paying agent for Debt Securities of the series represented by such global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

If the depositary for a global security representing Debt Securities of a particular series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue Debt Securities of such series in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have the Debt Securities of a particular series represented by one or more global securities and, in such event, we will issue Debt Securities of such series in definitive form in exchange for all of the global securities representing Debt Securities of such series.

CERTAIN COVENANTS OF THE COMPANY

Limitation on Indebtedness Secured by a Mortgage.   The Indenture provides that neither we nor any Restricted Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance (“Mortgage”) on any of our assets or those of a Restricted Subsidiary unless we secure or cause such Restricted Subsidiary to secure the Debt Securities equally with, or prior to, such secured Indebtedness. This restriction will not apply to Indebtedness secured by:

•       Mortgages on the property of any corporation, which Mortgages existed at the time such corporation became a Restricted Subsidiary;

•       Mortgages in favor of us or a Restricted Subsidiary;

•       Mortgages on our property or that of a Restricted Subsidiary in favor of the United States of America or any State or political subdivision, or in favor of any other country or any political subdivision of such country, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred to finance all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages;

•       Mortgages on any property subsequently acquired by us or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price of such property, or Mortgages assumed by us or any Restricted Subsidiary upon any property subsequently acquired by us or any Restricted Subsidiary which were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to us or any Restricted Subsidiary, as the case may be, of the property covered by such Mortgage;

•       Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing bullet point paragraphs; and

•       any other Mortgage, other than Mortgages referred to in the foregoing bullet point paragraphs, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this bullet point paragraph and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which we have voluntarily retired funded debt as provided in the Indenture) does not exceed 10% of Consolidated Net Tangible Assets. (Section 10.07)

Limitation on Sale and Lease-Back Transactions.   The Indenture provides that neither we nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either:

•       we or such Subsidiary would be entitled, under the covenant described under “Limitation on Indebtedness Secured by a Mortgage,” to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally securing the Debt Securities; or

•       we, within four months after the effective date of such transaction, apply an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of such Sale and Lease-Back Transaction, to the voluntary retirement of the Debt Securities or our other unsubordinated Indebtedness. (Section 10.08)

Certain Definitions.

“Consolidated Net Tangible Assets” is defined in the Indenture to mean total consolidated assets of us and our Consolidated Subsidiaries, less:

•       current liabilities of us and our Consolidated Subsidiaries;

•       contracts payable for broadcast rights;

•       the net book amount of all intangible assets of us and our Consolidated Subsidiaries;

•       appropriate amounts to account for minority interests of other persons holding stock in Subsidiaries; and

•       investments in Subsidiaries (other than Restricted Subsidiaries) aggregating in excess of 10% of the Net Worth of us and our Consolidated Subsidiaries. (Section 10.07)

“Consolidated Subsidiary” is defined in the Indenture to mean a Subsidiary the accounts of which are consolidated with our accounts for public financial reporting purposes. (Section 1.01)

“Indebtedness” is defined in the Indenture to mean:

•       long-term liabilities representing borrowed money and purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights);

•       indebtedness secured by any mortgage, pledge or lien existing on property owned subject to such mortgage, pledge or lien, whether or not such secured indebtedness has been assumed; and

•       contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing bullet point paragraphs, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (Section 10.07)

“Net Worth” is defined in the Indenture to mean the aggregate amount of stockholders’ investment as determined in accordance with generally accepted accounting principles. (Section 10.07)

“Principal Property” is defined in the Indenture to mean any manufacturing or printing plant, warehouse, office building, power plant or transmission facility owned by us or any Subsidiary or any property or right owned by or granted to us or any Subsidiary and used or held for use in the newspaper, newsprint, radio or television business conducted by us or any Subsidiary, except for any such property or right which, in the opinion of our Board of Directors, is not material to the total business conducted by us and our Subsidiaries considered as one enterprise. (Section 1.01)

“Restricted Subsidiary” is defined in the Indenture to mean each of our Subsidiaries as of the date of the Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of our Board of Directors before, or within 120 days following, such creation or acquisition. (Section 10.07)

A “Sale and Lease-Back Transaction” is defined in the Indenture as the leasing by us or a Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by us or any such Subsidiary to any party (other than us or a Subsidiary) to which funds have been or will be advanced by such party on the security of the leased property. (Section 10.08)

“Significant Subsidiary” is defined in the Indenture to mean any Subsidiary:

•       which, as of the close of our fiscal year immediately preceding the date of determination, contributed more than 7% of our and our Subsidiaries’ consolidated gross operating revenues; or

•       the Net Worth of which (determined in a manner consistent with the manner of determining our and our Subsidiaries’ consolidated Net Worth) as of the close of such immediately preceding fiscal year exceeded 7% of our and our Subsidiaries’ consolidated Net Worth. (Section 5.01)

“Subsidiary” is defined in the Indenture to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries or by us and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.01)

“Value” is defined in the Indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

•       the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction; or

•       the fair value in the opinion of our Board of Directors of such property at the time we entered into such Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (Section 10.08)

CONSOLIDATION, MERGER AND SALE OF ASSETS

The Indenture provides that we may not consolidate with or merge into any other corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any other party, unless, among other things:

•       the corporation formed by such consolidation or into which we are merged or the party which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is organized and existing under the laws of the United States, any State or the District of Columbia and expressly assumes our obligations on the Debt Securities and under the Indenture by means of an indenture supplemental to the Indenture; and

•       immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing. (Section 8.01)

EVENTS OF DEFAULT, WAIVER AND NOTICE

With respect to the Debt Securities an “Event of Default” is defined in the Indenture as being:

•       default for 30 days in payment of any interest upon the Debt Securities;

•       default in payment of the principal of or premium, if any, on the Debt Securities when due either at maturity or upon acceleration, redemption or otherwise;

•       our default in the performance of any other of the covenants or warranties in the Indenture applicable to us which shall not have been remedied for a period of 60 days after notice of default; and

•       certain events of bankruptcy, insolvency or reorganization of us or any Significant Subsidiary. (Section 5.01).

Within 90 days after the occurrence of any default under the Indenture, the Trustee is required to notify the holders of Debt Securities of any default (except in payment of principal of or premium, if any, or interest on any Debt Securities), unless our Board of Directors, the executive committee or a trust committee of our Board of Directors or certain officers of the Trustee in good faith considers it in the interest of the holders of Debt Securities not to do so. (Section 6.02)

The Indenture provides that if an Event of Default with respect to Debt Securities has occurred and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding may declare the entire principal and accrued interest of all Debt Securities to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities may, under certain circumstances, rescind and annul such acceleration. The holders of a majority in principal amount of the outstanding Debt Securities may waive any past defaults under the Indenture with respect to the Debt Securities, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the Debt Securities or covenants that may not be modified or amended without the consent of the holders of all outstanding Debt Securities. (Sections 5.02 and 5.13)

We will be required to furnish to the Trustee annually a statement as to our performance of our covenants and agreements under the Indenture. (Section 10.09)

Subject to certain conditions set forth in the Indenture, the holders of a majority in principal amount of the then outstanding Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with regard to such series. No holder of any Debt Securities will have any right to institute any proceedings, judicial or otherwise, with respect to the Indenture or any remedy under the Indenture unless, among other things, the holder or holders of Debt Securities have offered to the Trustee reasonable indemnity against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.07)

MODIFICATION OF THE INDENTURE

With respect to the Debt Securities, we and the Trustee may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the Debt Securities. However, no such modification or amendment may, without the consent of the holders of all then outstanding Debt Securities:

•       change the due date of the principal of, or any installment of principal of or interest on, any Debt Securities;

•       reduce the principal amount of, or rate of interest on, or any premium payable on redemption of any Debt Securities;

•       reduce the principal amount of any Debt Securities payable upon acceleration of the maturity of such Debt Securities;

•       change the place or the currency of payment of principal of, or any premium or interest on, any Debt Securities;

•       impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof);

•       reduce the percentage in principal amount of any Debt Securities then outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•       modify certain provisions of the Indenture regarding the amendment or modification of, or waiver with respect to, any provision of the Indenture or the Debt Securities. (Section 9.02)

DEFEASANCE

If provision is made pursuant to Section 3.01 of the Indenture for the defeasance of a series of Debt Securities, and if such series is payable only in United States dollars (unless otherwise specifically provided), we, at our option, with regard to such series of Debt Securities:

•       will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust); or

•       will not be subject to, among other things, the provisions of the Indenture described above under “Consolidation, Merger and Sale of Assets,” “Limitation on Indebtedness Secured by a Mortgage,” and “Limitation on Sale and Lease-Back Transactions,”

if we deposit with the Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in accordance with their terms will provide sufficient funds to pay all the principal of, and interest on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, we are required to deliver to the Trustee:

•       an opinion of a nationally recognized tax counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option and would cause the holders of the Debt Securities to be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if we had not exercised such option, and, if we are being discharged from any and all obligations in respect of such Debt Securities (other than as specified above), accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

•       if the Debt Securities are then listed on the New York Stock Exchange, an opinion of counsel to the effect that the Debt Securities would not be delisted from the exchange as a result of the exercise of such option. (Sections 13.01 and 13.02)

THE TRUSTEE

Bank of Montreal Trust Company, a wholly-owned subsidiary of Harris Trust and Savings Bank, will be the Trustee under the Indenture. The Trustee is a depository for our funds and performs other services for us and transacts other banking business with us in the normal course of business. Bank of Montreal, an affiliate of the Trustee, is a commercial lender under our credit facilities.

DESCRIPTION OF WARRANTS

The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

GENERAL

We may offer Warrants together with any series of Debt Securities offered by a Prospectus Supplement. Any Warrants so offered will be attached to such Debt Securities and will entitle the holder of the Warrants to purchase additional Debt Securities having the same terms and interest rate as the offered

Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a “Warrant Agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “Warrant Agent”), all as described in the Prospectus Supplement relating to such series of Warrants. The Warrant Agent will act solely as our agent under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the “Warrant Certificates”) of such series, and the Warrant Agent will not assume any obligation or relationship of agency or trust for or with any holders of such Warrant Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificates, is filed as an exhibit to the registration statement. The following summary of certain provisions of the forms of Warrant Agreement and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates.

The Prospectus Supplement relating to a particular series of Warrants, if any, may contain the terms of such Warrants, including, where applicable:

•       the offering price;

•       the currency or currencies in which such Warrants are being offered;

•       the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Warrants;

•       the designation and terms of the series of Debt Securities with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security;

•       the date on and after which such Warrants and the related series of Debt Securities will be transferable separately;

•       the principal amount of the Debt Securities purchasable upon exercise of each such Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise;

•       the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; and

•       any other terms of such Warrants not inconsistent with the applicable Warrant Agreement.

Warrants of any series will be exchangeable into Warrants of the same series representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates may be presented for exchange or transfer at the corporate trust office of the Warrant Agent for such series of Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Warrants). Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the series of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the Indenture.

EXERCISE OF WARRANTS

Each Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Warrant. Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series (or any other office indicated in the Prospectus Supplement relating to such series) at any time on or after the exercise date indicated in the Prospectus Supplement relating to such Warrants and prior to 5:00 P.M., Chicago time (unless otherwise indicated in the Prospectus Supplement), on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date relating to such series of Warrants, unexercised Warrants of such series will be void.

Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Warrants, of the consideration required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant Certificate evidencing such Warrants. Such Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the Warrant Certificate evidencing such Warrants within five business days. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), we will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate will be issued and delivered for the remaining amounts of Warrants.

PLAN OF DISTRIBUTION

We may sell the Securities in any of four ways:

•       directly to purchasers;

•       through agents;

•       through dealers; or

•       through one or more underwriters or a syndicate of underwriters in an underwritten offering.

With respect to each series of Securities, the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to us from such sale, any underwriting discounts, selling commissions and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the Securities of such series may be listed, will be set forth in, or may be calculated from the information set forth in, the related Prospectus Supplement. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

If we sell Securities through underwriters, the underwriters will acquire the Securities for their own account. The Securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell the Securities directly or through agents (which may also act as principals) which we may designate from time to time. Any agent involved in the offer or sale of the Securities with regard to which this Prospectus is delivered will be named, and any commissions we may pay to such agent will be set forth in, or may be calculated from the information set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales we may directly make, no commission will be payable.

If so indicated in a Prospectus Supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from us at the public offering price set forth in that Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Such contracts will be subject to the conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make with respect to such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

In the event that the Securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the Securities of such series, but will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities. The Prospectus Supplement with respect to the Securities of any series will state, if known, whether or not any broker-dealer intends to make a market in such Securities. If no such determination has been made, the Prospectus Supplement will so state.

LEGAL MATTERS

Certain legal matters relating to the Securities will be passed upon for us by Sidley & Austin, Chicago, Illinois, and for the underwriters and agents, if any, by Mayer, Brown & Platt, Chicago, Illinois.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 28, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

TRIBUNE COMPANY

DEBT SECURITIES AND
WARRANTS TO PURCHASE DEBT SECURITIES

Tribune Company (the “Company”) intends to issue from time to time in one or more series its unsecured debt securities (“Debt Securities”) and warrants (“Warrants”) to purchase Debt Securities (the Debt Securities and the Warrants being herein collectively called the “Securities”) with an aggregate initial public offering price or purchase price of up to $500,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or composite currency such as the European Currency Unit (“ECU”). The Debt Securities of each series and the Warrants will be offered on terms to be determined at the time of sale. See “Description of Debt Securities” and “Description of Warrants.” The Debt Securities and Warrants may be sold for United States dollars, foreign currencies or composite currencies such as the ECU, and the principal of, premium, if any, and any interest on the Debt Securities may be payable in United States dollars, foreign currencies or composite currencies such as the ECU. The specific designation, aggregate principal amount, the currency or composite currency in which the principal, premium, if any, and any interest are payable, the rate (or method of calculation) and the time and place of payment of any interest, authorized denominations, maturity, offering price, any redemption terms and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the “Prospectus Supplement”). With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which the Warrants are exercisable and the offering price, if any, exercise price, duration and any other specific terms of the Warrants.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Securities may be sold by the Company directly to purchasers, through agents designated from time to time, or to or through underwriters or dealers. If underwriters or agents are involved in the offering of Securities, the names of the underwriters or agents will be set forth in the Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Securities, the underwriter’s discount, agent’s commission or dealer’s purchase price will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the Securities less such discount in the case of an offering through an underwriter or the purchase price of the Securities less such commission in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of the Securities. See “Plan of Distribution.”

The date of this Prospectus is January 9, 1997

AVAILABLE INFORMATION

Tribune Company (the “Company”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”) and with the New York, Chicago and Pacific stock exchanges, on which the Company’s Common Stock is listed. Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission’s Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 W. Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. Copies of reports, proxy statements and other information electronically filed with the Commission by the Company may be inspected by accessing the Commission’s World Wide Web site at http://www.sec.gov.

The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission pursuant to Sections 13 and 14 of the Exchange Act (File No. 1-8572) are incorporated herein by reference: (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 29, 1996 and (iii) the Company’s Current Reports on Form 8-K dated January 8, 1996, February 13, 1996, March 12, 1996, March 15, 1996, July 9, 1996, July 26, 1996, August 2, 1996, August 14, 1996, October 21, 1996 and November 8, 1996. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, excluding the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Corporate Relations Department, Tribune Company, Suite 600, 435 North Michigan Avenue, Chicago, Illinois 60611, telephone (312) 222-3238.

THE COMPANY

Tribune Company is an information, entertainment and education company. Through its subsidiaries, the Company is engaged in the publishing of newspapers, books, educational reference material and information in print and digital formats and the broadcasting, production and syndication of information and entertainment in metropolitan areas in the United States. The Company was founded in 1847 and incorporated in Illinois in 1861. As a result of a corporate restructuring in 1968, the Company became a holding company incorporated in Delaware. The executive offices of the Company are located at 435 North Michigan Avenue, Chicago, Illinois 60611. Its telephone number is (312) 222-9100.

USE OF PROCEEDS

The Company expects to add substantially all of the net proceeds from the sale of the Securities to its general funds to be used for general corporate purposes, including capital expenditures, working capital, repayment of long-term and short-term debt, securities repurchase programs and the financing of acquisitions. Funds not required immediately may be invested in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The Company’s Ratios of Earnings to Fixed Charges for each of the periods indicated are as follows:

	NINE MONTHS ENDED SEPTEMBER		FISCAL YEAR ENDED DECEMBER
	1996	1995	1995	1994	1993	1992	1991
Ratio of Earnings to Fixed Charges	6.9	8.6	8.7	8.2	6.4	4.9	4.0

For purposes of computing the foregoing ratios: (i) Earnings consist of income from continuing operations before cumulative effects of accounting changes plus income tax expense and losses on equity investments plus Fixed Charges (including amortization of capitalized interest but excluding capitalized interest and interest related to the Company’s guarantees of the debt of its Employee Stock Ownership Plan); and (ii) Fixed Charges consist of interest, whether expensed or capitalized, the portion of rental payments on operating leases estimated to represent an interest component and interest related to the Company’s guarantees of the debt of its Employee Stock Ownership Plan.

DESCRIPTION OF DEBT SECURITIES

GENERAL

The Debt Securities will be issued under an Indenture, as supplemented from time to time in accordance with its terms (the “Indenture”), to be entered into between the Company and Bank of Montreal Trust Company (the “Trustee”). The following brief summary of the Indenture and the Debt Securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. References in italics are to section numbers of the Indenture.

The Indenture does not limit the amount of Debt Securities which may be issued thereunder. It provides that Debt Securities may be issued from time to time in series. The Debt Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title of such Debt Securities; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities; (iii) the dates on which or periods during which such Debt Securities may be issued and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable; (iv) the rate or rates, if any, or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable; and the regular record dates for the interest payable on such interest payment dates; (v) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (vi) the periods within which or the dates on which, the prices, if any, at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued at less than the principal amount thereof and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) if other than United States dollars, the currency or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and interest on such Debt Securities will be made and the circumstances, if any, when such currency of payment may be changed; (xi) if the principal of (and premium, if any) or interest on such Debt Securities are to be payable, at the election of the Company or a holder, in a currency or composite currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency or composite currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xii) if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to an index including, but not limited to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xiii) whether such Debt Securities will be issued in the form of one or more Global Securities and, if so, the identity of the depository for such Global Securities; (xiv) any additional Events of Default or covenants relating solely to such Debt Securities or any Events of Default or covenants generally applicable to Debt Securities which are not to apply to the particular series of Debt Securities in respect of which this Prospectus is being delivered; and (xv) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.01) Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holder of any series of Debt Securities the right to tender such Debt Securities to the Company for repurchase, or provide for any increase in the rate or rates of interest per annum at which such Debt Securities will bear interest, in the event the Company should become involved in a highly leveraged transaction.

The Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes will be described in the Prospectus Supplement relating thereto.

A substantial portion of the assets of the Company is held by subsidiaries. The Company’s right and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. There is no restriction in the Indenture against subsidiaries of the Company incurring unsecured indebtedness.

Unless otherwise described in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.02) In addition, all or a portion of the Debt Securities of any series may be issued in permanent registered global form which will be exchangeable for definitive Debt Securities only under certain conditions. (Section 2.03) The Prospectus Supplement indicates the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

GLOBAL SECURITIES

The Debt Securities of a particular series may be issued in the form of one or more Global Securities which will be deposited with a depository (the “Depositary”), or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.03) The specific terms of the depository arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of such persons having accounts with such Depositary (“participants”) as shall be designated by the underwriters or agents participating in the distribution of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depository arrangements and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

Principal, premium, if any, and interest payments on a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for Debt Securities of the series represented by such Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Company expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

If the Depositary for a Global Security representing Debt Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a particular series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Securities representing Debt Securities of such series.

CERTAIN COVENANTS OF THE COMPANY

Limitation on Indebtedness Secured by a Mortgage.   The Indenture provides that neither the Company nor any Restricted Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance (“Mortgage”) on any assets of the Company or a Restricted Subsidiary unless the Company secures or causes such Restricted Subsidiary to secure the Debt Securities equally and ratably with, or prior to, such secured Indebtedness. This restriction will not apply to Indebtedness secured by (i) Mortgages on the property of any corporation which Mortgages existed at the time such corporation became a Restricted Subsidiary; (ii) Mortgages in favor of the Company or a Restricted Subsidiary; (iii) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages; (iv) Mortgages on any property subsequently acquired by the Company or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price of such property, or Mortgages assumed by the Company or any Restricted Subsidiary upon any property subsequently acquired by the Company or any Restricted Subsidiary which were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to the Company or Restricted Subsidiary, as the case may be, of the property covered by such Mortgage; (v) Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (i) through (iv), inclusive; and (vi) any other Mortgage, other than Mortgages referred to in the foregoing clauses (i) through (v), inclusive, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this clause (vi) and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which the Company has voluntarily retired funded debt as provided in the Indenture) does not exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries. (Section 10.07)

Limitation on Sale and Lease-Back Transactions.   The Indenture provides that neither the Company nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either (i) the Company or such Subsidiary would be entitled, pursuant to the foregoing covenant relating to “Limitation on Indebtedness Secured by a Mortgage,” to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back

Transaction secured by a Mortgage on the property to be leased without equally and ratably securing the Debt Securities or (ii) the Company, within four months after the effective date of such transaction, applies an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of such Sale and Lease-Back Transaction, to the voluntary retirement of the Debt Securities or other unsubordinated Indebtedness of the Company. (Section 10.08)

Certain Definitions.   A “Sale and Lease-Back Transaction” is defined in the Indenture as the leasing by the Company or a Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by the Company or any such Subsidiary to any party (other than the Company or a Subsidiary) to which funds have been or will be advanced by such party on the security of the leased property. (Section 10.08)

“Value” is defined in the Indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of the Company’s entering into such Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (Section 10.08)

“Principal Property” is defined in the Indenture to mean any manufacturing or printing plant, warehouse, office building, power plant or transmission facility owned by the Company or any Subsidiary or any property or right owned by or granted to the Company or any Subsidiary and used or held for use in the newspaper, newsprint, radio or television business conducted by the Company or any Subsidiary, except for any such property or right which, in the opinion of the Board of Directors of the Company, is not material to the total business conducted by the Company and its Subsidiaries considered as one enterprise. (Section 1.01)

“Indebtedness” is defined in the Indenture to mean (i) long-term liabilities representing borrowed money and purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights), (ii) indebtedness secured by any mortgage, pledge or lien existing on property owned subject to such mortgage, pledge or lien, whether or not such secured indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) and (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (Section 10.07)

“Consolidated Net Tangible Assets” is defined in the Indenture to mean total consolidated assets of the Company and its Consolidated Subsidiaries, less (i) current liabilities of the Company and its Consolidated Subsidiaries; (ii) contracts payable for broadcast rights; (iii) the net book amount of all intangible assets of the Company and its Consolidated Subsidiaries; (iv) appropriate amounts to account for minority interests of other persons holding stock in Subsidiaries; and (v) investments in Subsidiaries (other than Restricted Subsidiaries) aggregating in excess of 10% of the Net Worth of the Company and its Consolidated Subsidiaries. (Section 10.07)

“Consolidated Subsidiary” is defined in the Indenture to mean a Subsidiary the accounts of which are consolidated with those of the Company for public financial reporting purposes. (Section 1.01)

“Restricted Subsidiary” is defined in the Indenture to mean each Subsidiary of the Company as of the date of the Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of the Board of Directors of the Company before, or within 120 days following, such creation or acquisition. (Section 10.07)

“Subsidiary” is defined in the Indenture to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.01)

“Net Worth” is defined in the Indenture to mean the aggregate amount of stockholders’ investment as determined in accordance with generally accepted accounting principles. (Section 10.07)

CONSOLIDATION, MERGER AND SALE OF ASSETS

The Indenture provides that the Company may not consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any other party, unless, among other things, (i) the corporation formed by such consolidation or into which the Company is merged or the party which acquires by conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, is organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company’s obligations on the Debt Securities and under the Indenture by means of an indenture supplemental to the Indenture; and (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. (Section 8.01)

EVENTS OF DEFAULT, WAIVER AND NOTICE

With respect to the Debt Securities an Event of Default is defined in the Indenture as being (i) default for 30 days in payment of any interest upon the Debt Securities; (ii) default in payment of the principal of or premium, if any, on the Debt Securities when due either at maturity or upon acceleration, redemption or otherwise; (iii) default by the Company in the performance of any other of the covenants or warranties in the Indenture applicable to the Company which shall not have been remedied for a period of 60 days after Notice of Default; and (iv) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. (Section 5.01) Within 90 days after the occurrence of any default under the Indenture, the Trustee is required to notify the Holders of Debt Securities of any default (except in payment of principal of or premium, if any, or interest on any Debt Securities), unless the Board of Directors, the executive committee or a trust committee of the Board of Directors or Responsible Officers of the Trustee in good faith considers it in the interest of the Holders of Debt Securities not to do so. (Section 6.02)

“Significant Subsidiary” is defined in the Indenture to mean any Subsidiary (i) which, as of the close of the fiscal year of the Company immediately preceding the date of determination, contributed more than 7% of the consolidated gross operating revenues of the Company and its Subsidiaries for such year or (ii) the Net Worth of which (determined in a manner consistent with the manner of determining consolidated Net Worth of the Company and its Subsidiaries) as of the close of such immediately preceding fiscal year exceeded 7% of the consolidated Net Worth of the Company and its Subsidiaries. (Section 5.01)

The Indenture provides that if an Event of Default with respect to Debt Securities shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding may declare the entire principal and accrued interest of all Debt Securities to be due and payable immediately. However, any time after a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities, may, under certain circumstances, rescind and annul such acceleration. The Holders of a majority in principal amount of the Outstanding Debt Securities may waive any past defaults under the Indenture with respect to the Debt Securities, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the Debt Securities or covenants that may not be modified or amended without the consent of the Holders of all Outstanding Debt Securities. (Sections 5.02 and 5.13)

The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its covenants and agreements under the Indenture. (Section 10.09)

Subject to certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the then Outstanding Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture in respect of such series. No Holder of any Debt Securities shall have any right to institute any proceedings, judicial or otherwise, with respect to the Indenture or any remedy thereunder unless, among other things, the Holder or Holders of Debt Securities shall have offered to the Trustee reasonable indemnity against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.07)

MODIFICATION OF THE INDENTURE

With respect to the Debt Securities, modification or amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities, except that no such modification or amendment may, without the consent of the Holders of all then Outstanding Debt Securities (i) change the due date of the principal of, or any installment of principal of or interest on, any Debt Securities; (ii) reduce the principal amount of, or rate of interest on, or any premium payable on redemption of any Debt Securities; (iii) reduce the principal amount of any Debt Securities payable upon acceleration of the maturity thereof; (iv) change the place or the currency of payment of principal of, or any premium or interest on, any Debt Securities; (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof); (vi) reduce the percentage in principal amount of Debt Securities then outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or (vii) modify certain provisions of the Indenture regarding the amendment or modification of, or waiver with respect to, any provision of the Indenture or the Debt Securities. (Section 9.02)

DEFEASANCE

If provision is made pursuant to Section 3.01 of the Indenture for the defeasance of a series of Debt Securities, and if such series is payable only in United States dollars (unless otherwise specifically provided), the Company, at its option, in respect of such series of Debt Securities (i) will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to, among other things, the provisions of the Indenture described above under “Consolidation, Merger and Sale of Assets,” “Limitation on Indebtedness Secured by a Mortgage,” and “Limitation on Sale and Lease-Back Transactions” if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, the Company is required to deliver to the Trustee (x) an opinion of a nationally recognized tax counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option and would cause the holders of the Debt Securities to be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, if the Company is being discharged from any and all obligations in respect of such Debt Securities (other than as specified above), accompanied by a ruling to that effect received from or published by the Internal Revenue Service and (y) if the Debt Securities are then listed on the New York Stock Exchange (the “NYSE”), an opinion of counsel to the effect that the Debt Securities would not be delisted from the NYSE as a result of the exercise of such option. (Sections 13.01 and 13.02)

THE TRUSTEE

Bank of Montreal Trust Company, a wholly-owned subsidiary of Harris Trust and Savings Bank, will be the Trustee under the Indenture. The Trustee is a depository for funds of and performs other services for and transacts other banking business with the Company in the normal course of business. Bank of Montreal, an affiliate of the Trustee, is a commercial lender under the Company’s credit facilities.

DESCRIPTION OF WARRANTS

The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

GENERAL

Warrants may be offered together with any series of Debt Securities offered by a Prospectus Supplement and if so offered will be attached to such Debt Securities and will entitle the holder thereof to purchase additional Debt Securities having the same terms and interest rate as the offered Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (the “Warrant Agent”), all as described in the Prospectus Supplement relating to such series of Warrants. The Warrant Agent will act solely as the agent of the Company under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the “Warrant Certificates”) of such series, and will not assume any obligation or relationship of agency or trust for or with any holders of such Warrant Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificates, is filed as an exhibit to the Registration Statement. The following summary of certain provisions of the forms of Warrant Agreement and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates.

Reference is hereby made to the Prospectus Supplement relating to the particular series of Warrants, if any, offered thereby for the terms of such Warrants, including, where applicable: (i) the offering price; (ii) the currency or currencies in which such Warrants are being offered; (iii) the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Warrants; (iv) the designation and terms of the series of Debt Securities with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security; (v) the date on and after which such Warrants and the related series of Debt Securities will be transferable separately; (vi) the principal amount of the Debt Securities purchasable upon exercise of each such Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise such Warrants shall commence (the “Exercise Date”) and the date on which such right shall expire (the

“Expiration Date”); and (viii) any other terms of such Warrants not inconsistent with the applicable Warrant Agreement.

Warrants of any series will be exchangeable into Warrants of the same series representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates may be presented for exchange or transfer at the corporate trust office of the Warrant Agent for such series of Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Warrants). Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the series of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the Indenture.

EXERCISE OF WARRANTS

Each Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Warrant. Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series (or any other office indicated in the Prospectus Supplement relating to such series) at any time on or after the Exercise Date and prior to 5:00 P.M., Chicago time (unless otherwise indicated in the related Prospectus Supplement), on the Expiration Date set forth in the Prospectus Supplement relating to such series of Warrants. After the close of business on the Expiration Date relating to such series of Warrants, unexercised Warrants of such series will be void.

Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Warrants, of the consideration required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant Certificate evidencing such Warrants. Such Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the Warrant Certificate evidencing such Warrants within five business days. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), the Company will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate will be issued and delivered for the remaining amounts of Warrants.

PLAN OF DISTRIBUTION

The Company may sell the Securities in any of three ways: (i) to or through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers. With respect to each series of Securities being offered hereby, the terms of the offering of the Securities of such series, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts, selling commissions and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the Securities of such series may be listed, will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may also be sold directly by the Company or through agents (which may also act as principals) designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales made directly by the Company, no commission will be payable.

If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Such contracts will be subject to the conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company or its affiliates in the ordinary course of business.

In the event that the Securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the Securities of such series, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities. The Prospectus Supplement with respect to the Securities of any series will state, if known, whether or not any broker-dealer intends to make a market in such Securities. If no such determination has been made, the Prospectus Supplement will so state.

LEGAL MATTERS

Certain legal matters relating to the Securities will be passed upon for the Company by Sidley & Austin, Chicago, Illinois, and for the underwriters and agents, if any, by Mayer, Brown & Platt, Chicago, Illinois.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Renaissance Communication Corp. at December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995, appearing in the Company’s Current Report on Form 8-K dated July 26, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such incorporated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

$450,000,000 4.875% Notes due 2010
$330,000,000 5.25% Notes due 2015

P R O S P E C T U S S U P P L E M E N T
August 10, 2005

Joint Book-Running Managers

Banc of America Securities LLC

Citigroup

Merrill Lynch & Co.

Co-Managers

Deutsche Bank Securities

JPMorgan

Morgan Stanley